As filed with the Securities and Exchange Commission on May 26, 2016
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0987416 (I.R.S. Employer Identification Number)
138 Putnam Street P.O. Box 738 Marietta, Ohio 45750-0738 (740) 373-3155 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
____________________

M. Ryan Kirkham, Esq.
Peoples Bancorp Inc.
138 Putnam Street
P.O. Box 738
Marietta, Ohio 45750-0738
(740) 376-7574
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a Copy to: Elizabeth Turrell Farrar, Esq. Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 (614) 464-5607
____________________
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	X

Non-accelerated filer	Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Amount of Registration Fee
Common Shares, without par value	500,000	$1,090

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional common shares that may be issued pursuant to the terms of the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan which provides for adjustments in the number of common shares being issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and computed on the basis of $21.645 per share, which is the average of the high and low per share sales prices for the Registrant’s common shares as reported on The Nasdaq Global Select Market on May 24, 2016.

__________________________________________________________________________________________________
Index to Exhibits is set forth beginning on page E-1 of this Registration Statement.

          PROSPECTUS

PEOPLES BANCORP INC.
138 Putnam Street
P.O. Box 738
Marietta, Ohio 45750-0738
(740) 373-3155

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

500,000 Common Shares, Without Par Value
Trading Symbol: The Nasdaq Global Select Market -- PEBO

We are offering our shareholders a convenient and economical method to purchase additional common shares, without payment of any brokerage commissions, through the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). By participating in the Plan, shareholders may reinvest their cash dividends in full or in part. Participants may also purchase additional common shares of Peoples by making optional cash investments of $100 or more, up to a maximum of $10,000 for each calendar month.
This prospectus describes and constitutes the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan. Please read this prospectus carefully and keep it for future reference. If you have any questions about the Plan, please call Shareowner Services, a division of Wells Fargo Bank, N.A., administrator for the Plan (the “Plan Administrator”), at 1-800-999-9867 between 7:00 a.m. and 7:00 p.m., Central Time, on any business day.
Common shares purchased under the Plan may be purchased from us or purchased for participants in the open market, at our option. The price of the common shares purchased from us will be the average of the closing sales prices of the common shares as reported on The Nasdaq Global Select Market on the five business days immediately preceding the applicable purchase date for which such prices have been reported. If the common shares are purchased in the open market, the price of the common shares will be the weighted-average purchase price of the common shares on the applicable purchase date. The closing price of our common shares as reported on The Nasdaq Global Select Market on May 24, 2016 was $21.92.
Shareholders who are currently enrolled in the Plan will continue to be enrolled until they notify the Plan Administrator that they wish to withdraw. Shareholders who do not currently participate and do not wish to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.
Investment in our common shares, as with any investment in securities, involves investment risks, including the risk of the possible loss of value. Before investing in our common shares, you should carefully read the “RISK FACTORS” section on page 1 of this prospectus, as well as the risk factors described in our periodic filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission, nor any state securities commission nor any bank regulatory agency, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities offered by this prospectus are our common shares and are not deposits or accounts or other obligations of our bank subsidiary or any of our non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Ohio Division of Financial Institutions or any other governmental or regulatory agency or instrumentality.

The date of this prospectus is May 26, 2016.

i

RISK FACTORS
Investing in our common shares involves significant risks. Before you decide to invest in our common shares, you should carefully consider and evaluate all of the information included or incorporated by reference in this prospectus, including the risks and uncertainties described in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10‑K, as updated by our subsequent Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K and other filings we make with the Securities and Exchange Commission (the “SEC”). It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The risks described in these documents are not the only ones we face, but those we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory and other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “FORWARD-LOOKING STATEMENTS.”
ABOUT THIS PROSPECTUS
This prospectus is part of a Registration Statement on Form S‑3 (the “Registration Statement”) that we have filed with the SEC. Under the Registration Statement, we may issue up to 500,000 of our common shares pursuant to the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The terms and conditions of the Plan are set forth under the caption “DESCRIPTION OF THE PLAN” beginning on page 4 of this prospectus.
Please read this prospectus carefully. If you own common shares now, or if you decide to buy common shares in the future, please keep this prospectus with your permanent investment records because it contains important information about the Plan. This prospectus supersedes any prior Plan prospectuses, including supplements thereto, in their entirety.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to give you any information or make any representation not contained in or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date hereof, or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated herein by reference, even though this prospectus is delivered or common shares are sold on a later date.
Unless the context suggests otherwise, all references in this prospectus to “we,” “us,” “our,” “Peoples” or the “Company” refer to Peoples Bancorp Inc., an Ohio corporation, and its consolidated subsidiaries.
PEOPLES BANCORP INC.
Peoples is a financial holding company headquartered in Marietta, Ohio, that offers diversified financial products and services through our wholly-owned subsidiaries. Our wholly-owned subsidiaries include Peoples Bank, an Ohio state-chartered bank, and Peoples Investment Company. In addition, Peoples holds all of the common securities of NB&T Statutory Trust III. Peoples Bank’s operating subsidiaries include Peoples Insurance Agency, LLC (“Peoples Insurance”) and two asset management companies, PBNA, L.L.C. and Peoples Tax Credit Equity, LLC. Peoples Investment Company has one capital management subsidiary, Peoples Capital Corporation. Through our financial units ‑‑ Peoples Bank and Peoples Insurance ‑‑ we make a complete line of banking, insurance, investment and trust solutions available to our customers and clients.
Peoples’ business activities are currently limited to one reporting unit and reportable segment, which is community banking. Peoples Bank, a full-service community bank, currently has 82 locations, including 74 full-service bank branches, and 81 ATMs in northeastern, central, southwestern and southeastern Ohio, west central West Virginia and northeastern Kentucky. Peoples Insurance, an Ohio insurance agency, rents office space in various Peoples Bank offices and also leases office space from third parties in three Ohio locations and one location in Kentucky.
We were organized in 1980 under the laws of the State of Delaware and reincorporated under the laws of the State of Ohio, in 1992. Our principal executive offices are located at 138 Putnam Street, Marietta, Ohio 45750, and our telephone number is (740) 373‑3155. Our website can be accessed at http://www.peoplesbancorp.com. Information contained on our website does not constitute part of, and is not incorporated into, this prospectus.
At March 31, 2016, we had total assets of approximately $3.3 billion, total net loans of approximately $2.1 billion, total deposits of approximately $2.6 billion and total stockholders’ equity of approximately $0.4 billion.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10‑K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10‑Q for the quarterly period ended March 31, 2016. For instructions on how to find copies of these documents, see “WHERE YOU CAN FIND MORE INFORMATION.”
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimates,” “may,” “feels,” “expects,” “believes,” “plans,” “will,” “would,” “should,” “could” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Factors that might cause such a difference include, but are not limited to:

(1)
the success, impact, and timing of the implementation of Peoples’ business strategies, including the successful integration of recently-completed acquisitions and the expansion of consumer lending activity;

(2)	Peoples’ ability to integrate any future acquisitions may be unsuccessful, or may be more difficult, time-consuming or costly than expected;

(3)	Peoples may issue equity securities in connection with future acquisitions, which could cause ownership and economic dilution to Peoples’ current shareholders;

(4)
local, regional, national and international economic conditions and the impact they may have on Peoples, our customers and our counterparties, and Peoples’ assessment of the impact, which may be different than anticipated;

(5)
competitive pressures among financial institutions or from non-financial institutions may increase significantly, including product and pricing pressures, third-party relationships and revenues, and Peoples’ ability to attract, develop and retain qualified professionals;

(6)
changes in the interest rate environment due to economic conditions and/or the fiscal policies of the United States (“U.S.”) government and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), which may adversely impact interest rates, interest margins and interest rate sensitivity;

(7)
changes in prepayment speeds, loan originations, levels of non-performing assets, delinquent loans and charge-offs, which may be less favorable than expected and adversely impact the amount of interest income generated;

(8)
adverse changes in economic conditions and/or activities, including, but not limited to, continued economic uncertainty in the U.S., the European Union, Asia, and other areas, which could decrease sales volumes and increase loan delinquencies and defaults;

(9)
legislative or regulatory changes or actions, promulgated and to be promulgated thereunder by the governmental and regulatory agencies in the State of Ohio, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Board and the Consumer Financial Protection Bureau, which may subject Peoples, our subsidiaries, or one or more acquired companies to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses, including in particular the rules and regulations promulgated and to be promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

(10)	deterioration in the credit quality of Peoples’ loan portfolio, which may adversely impact the provision for loan losses;

(11)	changes in accounting standards, policies, estimates or procedures which may adversely affect Peoples’ reported financial condition or results of operations;

(12)	Peoples’ assumptions and estimates used in applying critical accounting policies, which may prove unreliable, inaccurate or not predictive of actual results;

(13)
adverse changes in the conditions and trends in the financial markets, including political developments, which may adversely affect the fair value of securities within Peoples’ investment portfolio, the interest rate sensitivity of Peoples’ consolidated balance sheet, and the income generated by Peoples’ trust and investment activities;

(14)	Peoples’ ability to receive dividends from our subsidiaries;

(15)	Peoples’ ability to maintain required capital levels and adequate sources of funding and liquidity;

(16)	the impact of new minimum capital thresholds established as a part of the implementation of Basel III;

(17)
the impact of larger or similar sized financial institutions encountering problems, which may adversely affect the banking industry and/or Peoples’ business generation and retention, funding and liquidity;

(18)	the costs and effects of regulatory and legal developments, including the outcome of potential regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations;

(19)
Peoples’ ability to secure confidential information through the use of computer systems and telecommunications networks, including those of Peoples’ third-party vendors and other service providers, may prove inadequate, which could adversely affect customer confidence in Peoples and/or result in Peoples incurring a financial loss;

(20)	the overall adequacy of Peoples’ risk management program;

(21)	the impact on Peoples’ businesses, as well as on the risks described above, of various domestic or international military or terrorist activities or conflicts; and

(22)	other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples’ reports filed with the SEC.
The factors identified above are illustrative but are not intended to represent a complete list of all of the factors that could adversely affect our businesses, financial condition, liquidity or results of operations. You should evaluate all forward-looking statements with an understanding of their inherent uncertainty. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, changed circumstances or any other reason. However, you should consult further disclosures made on related subjects in our subsequent filings and reports with the SEC.
DIRECT REGISTRATION
Peoples is a participant in the Direct Registration System (“direct registration”). Direct registration is a method of recording common shares in book-entry form. Direct registration means that your common shares are registered in your name, on the books of Peoples, without the need for physical share certificates and are held separately from any Plan common shares you may own. Common shares held in direct registration have all the traditional rights and privileges of common shares held in physical share certificate form. With direct registration you can:

•	Eliminate the risk and cost of storing share certificates in a secure place;

•	Eliminate the cost associated with replacing lost, stolen or destroyed share certificates; and

•	Move common shares electronically to your broker.

Any future transactions in common shares will be issued to direct registration rather than as physical share certificates unless you specify otherwise. You may convert any share certificate(s) for common shares you are currently holding into direct registration by sending the share certificate(s) to Shareowner Services with a request to deposit them to your direct registration account. There is no cost to you for this custodial service and by doing so, you will be relieved of the responsibility for loss or theft of your share certificate(s). Your share certificate(s) should not be endorsed, and we recommend sending your share certificate(s) by registered or certified mail, return receipt requested, and insuring them for at least 3% of the then current market value of the common shares represented by the share certificate(s).
You may choose to have a portion or all of your full direct registration common shares delivered directly to your broker by contacting your broker. When using your broker to facilitate a common share movement, please provide your broker with a copy of your direct registration account statement.
DESCRIPTION OF THE PLAN
Purpose
The Plan provides our shareholders with a convenient and economical method of purchasing additional common shares. Shareholders may reinvest their cash dividends in common shares without paying any brokerage commissions, service charges or other expenses in connection with the purchase. The Plan also permits our shareholders to make optional cash investments to be invested in common shares. Common shares purchased under the Plan may be purchased from us in the form of treasury shares or authorized but unissued common shares or purchased for participants in the open market, at our option. We will use any funds received from common shares purchased from us for general corporate purposes. We will receive no proceeds from purchases on behalf of Plan participants of common shares in the open market.
Advantages to Participants
A participant in the Plan who authorizes reinvestment of dividends will have automatically reinvested in common shares the designated percentage of the cash dividends paid on the common shares held in the participant’s name and all of the cash dividends on the common shares held in the participant’s account under the Plan. There are no brokerage commissions payable by you in connection with purchases under the Plan through the reinvestment of dividends. Full reinvestment of dividends is possible because the Plan permits fractional common shares to be credited to participants’ accounts. In addition, cash dividends paid on whole and fractional common shares credited to a participant’s account under the Plan are reinvested in the same manner. See “Reinvestment Options” and “How to Change Your Reinvestment Option.”
Participants in the Plan will have the opportunity to make optional cash investments through the Plan to be invested in common shares. See “Optional Cash Investments.”
Participants can avoid the inconvenience, risk and expense of safekeeping share certificates for the common shares credited to their accounts under the Plan. Account statements are furnished to participants to provide simplified recordkeeping. See “Share Certificates Held by Participants May Be Deposited into the Plan.”
Administration
Shareowner Services, a division of Wells Fargo Bank, N.A. and the registrar and transfer agent for our common shares, serves as the administrator for the Plan (the “Plan Administrator”) and, in such capacity, administers the Plan, keeps records, sends account statements to participants and performs other duties relating to the Plan. It is anticipated that most of the common shares purchased for participants under the Plan will be purchased from Peoples in the form of treasury shares or authorized but unissued common shares. Common shares purchased in the open market will be purchased by an affiliated broker selected by the Plan Administrator and the Plan Administrator will forward participants’ funds to such affiliated broker for open market purchases. We may not, nor may any of our affiliates or the Plan Administrator, exercise any direct or indirect control or influence over the times when, or the prices at which, this affiliated broker may purchase common shares for the Plan, the amount of common shares to be purchased, or the manner in which common shares are to be purchased.
Eligibility
All of our record shareholders are eligible to participate in the Plan. However, regulations in certain countries may limit or prohibit participation in this type of plan. Accordingly, persons residing outside the U.S. who wish to participate in the Plan should first determine whether they are subject to any governmental regulations prohibiting their participation.

If you beneficially own common shares which are registered in the name of a bank, broker, dealer or other nominee, in order to participate in the Plan, you must become a shareholder of record by having some or all of your common shares transferred into your name.
How to Enroll in the Plan
Shareholders currently enrolled in the Plan will continue to be enrolled in the Plan until they notify the Plan Administrator that they wish to withdraw. If you are not already enrolled in the Plan, you may join the Plan by completing and signing an Authorization for Automatic Dividend Reinvestment Plan Form and returning it to the Plan Administrator or by completing the online enrollment process (see “Internet Privileges”). Once enrolled in the Plan, you will continue to be enrolled without further action, unless you give notice to the Plan Administrator that you wish to withdraw.
Reinvestment Options
A participant can elect to reinvest all or a portion of the cash dividends payable (if any) to purchase additional common shares of Peoples. The participant may also have the choice to receive the full dividend in a cash payment. If you do not select an option, the Plan Administrator will default your choice to full reinvestment of cash dividends. The following describes the available options:
Full dividend reinvestment - All cash dividends payable on common shares held in the Plan, along with any common shares held in physical share certificate form or through book-entry Direct Registration Shares (“DRS”), will be used to purchase additional common shares. The participant will not receive cash dividends from Peoples; instead, all dividends will be reinvested. Whole and fractional common shares will be allocated to the participant’s Plan account. [(RD) on Authorization for Automatic Dividend Reinvestment Plan Form]
Partial dividend reinvestment by percentage - A participant may elect to reinvest a portion of the cash dividends payable and receive the remainder in a cash payment. The percentage elected will be applied to all of the common shares held in the Plan, along with any common shares held in physical share certificate form or held through book-entry DRS. A participant may elect percentages from 10% to 90%, in increments of 10%. The cash payment of dividends will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. [(RX) on Authorization for Automatic Dividend Reinvestment Plan Form]
An example of partial reinvestment by percentage: A participant has a total of 150 common shares; 120 common shares are held in the Plan, 15 common shares are in physical share certificate form and 15 common shares held through book-entry DRS. The participant chooses to have 50% of the total dividend reinvested. This will equate to 75 common shares having dividends reinvested and 75 common shares having dividends paid in cash.
Cash dividends - All dividends payable to the participant will be paid in cash. This includes the dividend payable on all common shares held in the Plan, any common shares held in physical share certificate form or held through book-entry DRS. The participant’s dividend payment will be sent by check unless the participant has elected to have those dividends deposited directly to a designated bank account. [(RP) on Authorization for Automatic Dividend Reinvestment Plan Form]
Direct deposit of cash dividends - For electronic direct deposit of any dividend funds, a participant must contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form. The participant must include a voided check or deposit slip from the bank account for which direct deposit is to be set up. If the common shares covered by the direct deposit of dividends request are jointly owned, all shareholders must sign the form.
How to Change Your Reinvestment Option
You may change your reinvestment option at any time by going online (see “Internet Privileges”), calling the Plan Administrator (see “Telephone Privileges”) or sending written notice to the Plan Administrator by mail (see “Contact Information”). Notices received on or before a dividend record date will be effective for that cash dividend. Notices received after a dividend record date will not be effective until after that cash dividend has been paid.
Payment of Dividends
Currently, Peoples’ Board of Directors determines whether to declare future dividends payable to common shareholders, if financial conditions warrant, during the first month of each calendar quarter and any such dividends declared are paid in the following month. The timing of when each dividend record date and each dividend payment date are determined by Peoples’ Board of Directors may change in the future. If your Authorization for Automatic Dividend Reinvestment Plan Form is received by the Plan Administrator prior to a dividend record date, the reinvestment of your cash dividends will begin with the payment of that dividend. If your Authorization for Automatic

Dividend Reinvestment Plan Form is received after the dividend record date, that dividend will be paid to you in cash and your next dividend payment will be reinvested under the Plan.
The payment of dividends on Peoples common shares is at the discretion of our Board of Directors. There is no guarantee that Peoples will pay dividends in the future. The timing and amount of future dividends, if any, will depend upon our earnings, cash requirements, the financial condition of Peoples and our subsidiaries, applicable government regulations and such other factors as our Board of Directors may deem relevant.
Optional Cash Investments
Participants may invest in common shares under the Plan by making optional cash investments (the “Optional Cash Investments”). There is a required minimum for Optional Cash Investments, and an Optional Cash Investment per calendar month maximum. See “Investment Summary and Fees Associated with Participation.”
As in the case of purchases of common shares made through the reinvestment of cash dividends, participants will not incur any brokerage commissions in connection with common shares purchased with Optional Cash Investments. However, there is a service charge for each Optional Cash Investment made by check and a service charge for each Optional Cash Investment made by an automatic monthly withdrawal request. See “Investment Summary and Fees Associated with Participation.” Participants in the Plan have no obligation to make Optional Cash Investments, and may cease or resume making Optional Cash Investments at any time, subject to the terms of the Plan.
Check. You may make an initial Optional Cash Investment by enclosing a check with the Authorization for Automatic Dividend Reinvestment Plan Form when enrolling. Thereafter, Optional Cash Investments may be made by forwarding a check to the Plan Administrator together with a completed Transaction Request Form included on your account statement. All checks for Optional Cash Investments must be made payable to “Shareowner Services” in U.S. dollars drawn on a U.S. or a Canadian financial institution. The Plan Administrator must receive your payment at least one business day prior to a purchase date. See “Purchase Dates.” Otherwise, the Optional Cash Investments will be held by the Plan Administrator and invested on the next purchase date.
Automatic Monthly Withdrawals. You may setup a one-time, semi-monthly or monthly automatic withdrawal from a designated bank account. The request may be submitted online, by telephone or by sending an Automatic Dividend Reinvestment Plan Form by mail. See “Contact Information.” Requests are processed and become effective as promptly as administratively possible. Once the automatic withdrawal is initiated, funds will be debited from your designated bank account on or about the 25th day of each month and will be invested in Peoples common shares on the next investment date. Changes or a discontinuation of automatic withdrawals can be made online, by telephone or by using the Transaction Request Form attached to your statement. To be effective with respect to a particular investment date, a change request must be received by the Plan Administrator at least 15 trading days prior to the investment date.

Please see “Purchase Dates” for a discussion of purchase dates.
You should transmit Optional Cash Investment checks so as to reach the Plan Administrator shortly before a purchase date. Cash, money orders, traveler’s checks or third-party checks are not accepted. You may obtain the return of any Optional Cash Investment upon request received by the Plan Administrator on or before the second business day prior to the purchase date on which the Optional Cash Investment is to be invested.
No interest is paid on your Optional Cash Investments pending the purchase of common shares. If any Optional Cash Investment ‑‑ whether by check, one-time or automatic monthly withdrawal ‑‑ is returned for any reason, the Plan Administrator will remove from your account any common shares purchased upon prior credit of such funds, and will sell these common shares. The Plan Administrator may sell other common shares in your account to cover a returned funds fee for each Optional Cash Investment returned unpaid for any reason and may sell additional common shares as necessary to cover any market loss incurred by the Plan Administrator.
During the period that an Optional Cash Investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of the Plan, “Permitted Investments” means that the Plan Administrator may hold the funds uninvested or invested in select Wells Fargo deposit products. The risk of any loss from such Permitted Investments will be the responsibility of the Plan Administrator. Investment income from such Permitted Investments will be retained by the Plan Administrator.

Internet Privileges
You may access your shareholder account information, enroll in the Plan, and perform certain transactions online. For shareholders of record, to activate your account online and establish your personal identification number (PIN), you will need your 10-digit account number (which is listed on your dividend check or your Plan account statement), your social security or tax identification number, your e-mail address, and the name of the corporation whose common shares you own -- i.e., Peoples Bancorp Inc.
To activate your account online, go to shareowneronline.com, which is available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.
To Enroll in the Plan:
For existing registered shareholders:

1.	Go to shareowneronline.com

2.	Select Sign Up Now!

3.	Enter your Authentication ID* and Account Number

*If you do not have your Authentication ID, select I do not have my Authentication ID. For security, this number is required for first-time sign on.
Once you have activated your account online, you can also perform the following transactions online:

•	enroll in the Plan or change your dividend reinvestment option (for example, from full to partial reinvestment);

•	authorize, change the amount of or stop automatic monthly withdrawals;

•	sell some or all of the common shares credited to your account under the Plan; or

•	terminate your participation in the Plan.

Certain restrictions may apply. If you have any questions concerning your online privileges, please contact the Plan Administrator.
Telephone Privileges
If you have established automated privileges for your account, you can perform the following transactions by calling the Plan Administrator:

•	sell some or all of the common shares credited to your account under the Plan;

•	change your dividend reinvestment option (for example, from full to partial reinvestment);

•	change the amount of or stop automatic monthly withdrawals; or

•	terminate your participation in the Plan.

To establish automated privileges, please contact the Plan Administrator and request an Automated Request Authorization Form.
Purchase Dates
Dividend Reinvestment. Common shares purchased from us will be purchased with reinvested dividends as of the date our quarterly dividend is payable. If common shares are purchased in the open market, the affiliated broker used by the Plan Administrator for the Plan will begin making purchases of common shares for participants on each applicable quarterly dividend payment date. The affiliated broker will purchase common shares as soon as administratively possible, and in no event more than five business days, after the applicable purchase date. If a dividend payment date falls on a date when there is no trading, the purchase date will be the next trading date. If common shares are not purchased within 30 days after a dividend payment date, the Plan Administrator will mail you a check in the amount of your unapplied cash dividends, without interest.

Optional Cash Investments. Common shares are purchased with Optional Cash Investments on (i) the first business day of each month or, if The Nasdaq Global Select Market is not open on the first business day of a particular month, the next business day The Nasdaq Global Select Market is open, or (ii) in any month in which a cash dividend is paid, the quarterly dividend payment date or, if The Nasdaq Global Select Market is not open on the quarterly dividend payment date, the next business day The Nasdaq Global Select Market is open. If common shares are purchased on the open market, the affiliated broker used by the Plan Administrator for the Plan will begin making purchases for participants on the applicable purchase date. The affiliated broker will purchase common shares as soon as administratively possible, and in no event more than five business days, after the applicable purchase date. If common shares are not purchased within 35 days after receipt of any Optional Cash Investments, the Plan Administrator will mail you a check in the amount of your unapplied Optional Cash Investments, without interest.
Common shares are purchased and sold for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which common shares are purchased or sold for your account, and you may pay a higher purchase price or receive a lower sales price than if you had purchased or sold the common shares outside the Plan. You bear the risk of fluctuations in the price of Peoples common shares. No interest is paid on funds held by the Plan Administrator pending investment. All Optional Cash Investments are subject to collection by the Plan Administrator of the full value in U.S. dollars.
How Common Shares are Purchased for the Plan
As and when dividends are paid on our common shares, we will promptly make available to the Plan Administrator your designated percentage (if any) of the cash dividends payable on your common shares held of record ‑‑ whether held in physical share certificate form or in direct registration ‑‑ and all of the cash dividends payable on the common shares credited to your account under the Plan, in each case subject to any applicable tax withholding requirements.
On each purchase date, we will make common shares available for purchase under the Plan from authorized but unissued common shares or treasury shares. Alternatively, we may choose, in our sole discretion, to have common shares purchased for participants in the Plan in the open market. We may not change our determination as to the source of the common shares to be purchased under the Plan (i.e., from us or in the open market) more than once in any three-month period.
If at any time we decide not to make common shares available for purchase from us by the Plan and the Plan Administrator is unable to purchase common shares in the open market (by reason of the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of open market purchases), we will not have any liability to you arising out of the inability to make purchases at such time. In any case, if common shares are not purchased within 30 days after a dividend payment date or within 35 days of receipt of an Optional Cash Investment, as appropriate, the Plan Administrator will mail you a check in the amount of your unapplied cash dividends or your unapplied Optional Cash Investment, without interest.
Price of Common Shares Purchased Under the Plan
The price of all common shares purchased with reinvested cash dividends and Optional Cash Investments, whether purchased from us or purchased for participants in the Plan in the open market, will be based on the price of the common shares reported on The Nasdaq Global Select Market. The price of common shares purchased from us will be the average of the closing sales prices reported on The Nasdaq Global Select Market on the five business days immediately preceding the applicable purchase date for which such prices have been reported. The price of common shares purchased for participants in the Plan in the open market will be the weighted-average purchase price of all common shares purchased for that purchase date.
The Plan Administrator may commingle your funds with those of other participants for purposes of forwarding purchase orders to the affiliated broker. Also, the Plan Administrator may offset purchase and sale orders for the same purchase date, forwarding to the affiliated broker the net purchase or sale requirement. Because the prices at which common shares are purchased under the Plan are beyond your control, you may lose any advantage otherwise available from being able to select the timing of your investment.
Number of Common Shares Purchased for Each Participant
Common shares purchased with reinvested cash dividends and Optional Cash Investments will be allocated by the Plan Administrator among the accounts of all participants in the Plan. The number of common shares that will be allocated to your account under the Plan following any purchase date will depend on the amount of your cash dividends and/or Optional Cash Investments available for investment on such date and the purchase price for the common shares. Your account will be credited with the number of common shares (including any fractional common share computed to three decimal places) that results from dividing the total cash dividends and/or Optional Cash Investments to be invested by the applicable purchase price.
Costs of Participation
We will pay most costs of administering the Plan. You will incur no brokerage commissions for purchases made through the Plan. In addition, you will incur no service charges for purchases made through the reinvestment of cash dividends. However, you will be charged a fee for each Optional Cash Investment made by check and a fee for each Optional Cash Investment made by an automatic monthly withdrawal request. See “Investment Summary and Fees Associated with Participation.” If you request that the common shares credited to your account under the Plan be sold on the open market, you must pay all applicable brokerage commissions and service charges related to the sale transaction. See “Investment Summary and Fees Associated with Participation.”
How to Sell Common Shares Held in Your Account
Sales are usually made through an affiliated broker, who will receive brokerage commissions. Typically, the common shares are sold through the exchange on which the common shares of Peoples are traded. Depending on the number of Peoples common shares to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any common shares sold through the Plan cannot be guaranteed.
Participants may instruct the Plan Administrator to sell common shares under the Plan through a Batch Order, a Market Order, a Day Limit Order, a Good-‘Til-Date/Canceled Limit Order or a Stop Order.
Batch Order (online, telephone, mail) - The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Common shares are then periodically submitted in bulk to a broker for sale on the open market. Common shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of common shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.
Market Order (online or telephone) - A participant’s request to sell common shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the common shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.
Day Limit Order (online or telephone) - A participant’s request to sell common shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute it as a Market Order when and if the price of the common shares reaches, or exceeds, the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not reached by the end of that trading day. Depending on the number of common shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.
Good-‘Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) - A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute it as a Market Order when and if the price of the common shares reaches, or exceeds, the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of common shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not reached by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

Stop Order (online or telephone) - The Plan Administrator will promptly submit a participant’s request to sell common shares in a Stop Order to a broker. A sale will be executed when the price of the common shares reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).
Sales proceeds will be net of any fees to be paid by the participant. See “Investment Summary and Fees Associated with Participation.” The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.
A check for the proceeds of the sale of common shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail as soon as administratively possible after the settlement date. If a participant submits a request to sell all or part of the Plan common shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or a blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.
A participant who wishes to sell common shares currently held in physical share certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell common shares through a broker of a participant’s choice, the participant may request the Plan Administrator to transfer common shares electronically from the Plan account to the participant’s brokerage account. Alternatively, a physical share certificate can be requested that a participant can deliver to the participant’s broker.
The price of Peoples’ common shares may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.
Peoples’ Insider Trading Policy provides that a participant may not trade in Peoples’ common shares if the participant is aware of material, nonpublic information about Peoples. Sales of common shares by employees, affiliates and Section 16 officers must be made in compliance with Peoples’ Insider Trading Policy.
Reports to Participants
After each purchase of common shares for your account under the Plan, the Plan Administrator will mail you an account statement showing the amount of cash dividends and/or Optional Cash Investments invested, the purchase price and the number of common shares purchased, the amount of any service charges related to the purchase and comparable information for the year to date. After each sale of common shares for your account under the Plan, the Plan Administrator will mail you a statement showing the number of common shares sold, the sale price, the amount of any brokerage commissions and service charges related to the sale, and comparable information for the year to date. These statements are your record of the costs of the purchases and the costs and net proceeds of the sales of common shares made for your account under the Plan and should be retained for income tax purposes. The Plan Administrator will also send you an account statement after any transfer or withdrawal of common shares from the Plan. The Plan Administrator may impose a fee if it is required to supply prior year duplicate statements.
In addition, you will receive the most current prospectus for the Plan and all communications sent to our shareholders, including our quarterly reports and annual reports to shareholders, notices of meetings of shareholders, proxy statements and Internal Revenue Service information for reporting dividend income.

Issuance of Share Certificates to Participants
The number of common shares credited to your account under the Plan will be shown on your account statement. Common shares purchased under the Plan for your account will be registered in the name of the Plan Administrator or one of its nominees. Physical share certificates for such common shares will not be issued to you unless requested. This custodial service will help protect you against the risk of loss, theft or destruction of the share certificates.
Physical share certificates for any number of whole common shares credited to your account under the Plan will be issued at any time upon your request in writing to the Plan Administrator. Any remaining whole and fractional common shares will continue to be credited to your account under the Plan. Share certificates for fractional common shares will not be issued under any circumstances. You will receive a cash payment in lieu of any fractional common share credited to your account if you withdraw from the Plan. Your account under the Plan will be maintained in the name in which your common shares were registered at the time you enrolled in the Plan. Physical share certificates issued at your request will be similarly registered, and dividends paid on common shares represented by such share certificates will continue to be reinvested in accordance with your reinvestment election under the Plan.
Common shares credited to your account under the Plan may not be pledged. If you wish to pledge your common shares, you must request that a physical share certificate for the common shares be issued in your name.
Share Certificates Held by Participants May Be Deposited into the Plan
A participant may elect to deposit physical Peoples share certificate(s) for safekeeping, by sending the share certificate(s) to the Plan Administrator together with instructions to deposit the share certificate(s). The share certificate(s) will show as surrendered with the corresponding credit to Plan common shares. The transaction will appear on the Plan account statement, and common shares will be held by the Plan Administrator in its name or nominee name. These common shares will be held until the participant sells, withdraws or terminates participation in the Plan. Because a participant bears the risk of loss in sending share certificate(s), it is recommended that the participant sends them by registered mail, insured for at least 3% of the current market value of the common shares represented by the share certificate(s) and request a return receipt.
Optional Mail Loss Insurance
Participants in the Plan are advised that choosing registered, express or certified mail alone will not provide full protection should their share certificates become lost or stolen. Mail loss insurance provides the coverage needed to replace and reissue the common shares evidenced by share certificates should they become lost or stolen through the mail. The Plan Administrator can provide low-cost mail loss insurance for physical share certificates being returned for conversion to direct registration form. Replacement transaction fees may also apply.
To take advantage of the Plan Administrator’s optional mail loss insurance, simply include a check in the amount of $10.00, made payable to “WFSS Surety Program”, along with the physical share certificates and instructions. Choose an accountable mail delivery service such as Federal Express, United Parcel Service, DHL, Express Mail, Purolator, TNT, or United States Postal Service Registered Mail. Any one shipping package may not contain share certificates representing common shares with a total value in excess of $100,000. The value of certificated common shares is based on the closing market price of the common shares on the trading day prior to the documented mail date.
Claims related to lost share certificates under the optional mail loss insurance must be made within 60 days of the documented delivery service mail date. A copy of the share certificate(s) mailed, along with proof that the share certificate(s) were sent by track-able mail must be submitted with the claim. This is specific coverage for the purpose of converting common shares to direct registration form and the surety is not intended to cover share certificates being tendered for certificate breakdown or exchange for other share certificates.
Requests for Physical Share Certificates
Physical share certificate(s) will be issued to a participant in the Plan for Peoples common shares in the participant’s account upon written request to the Plan Administrator. No share certificate for a fractional common share will be issued.

Transfer of Common Shares Within the Plan
To authorize a transfer or gift of Peoples common shares, a participant must submit a Stock Power Form, with instructions to transfer ownership of common shares, to the Plan Administrator. The Stock Power Form can be found on the Plan Administrator’s website at shareowneronline.com. For additional assistance regarding the transfer of Plan common shares, contact the Plan Administrator. See “Contact Information.” The Stock Power Form will require a “Medallion Signature Guarantee” by a financial institution. A Medallion Signature Guarantee is a special guarantee for securities and may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union that participates in the Medallion Signature Guarantee program. The Medallion Signature Guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.
If a participant’s request to transfer all common shares in a Plan account is received between a dividend record date and payable date, the request will be processed. However, on the payable date, any additional common shares from a dividend reinvestment will be added to the Plan account and the participant will need to submit a written request if the participant wishes to transfer the additional common shares.
A participant can also gift common shares by submitting an Optional Cash Investment on behalf of an existing Plan participant. See “Investment Summary and Fees Associated with Participation.” If a participant’s investments or transfers are made to an existing Plan account, dividends on the common shares credited to such investments or transfers will be invested in accordance with the elections made by the existing account owner.
Effect of the Sale/Transfer of Common Shares Registered in Your Name
If you sell or transfer all of the common shares registered in your name (whether held in physical share certificate form or in direct registration form), dividends on the common shares credited to your account under the Plan will continue to be reinvested, until you notify the Plan Administrator that you wish to withdraw from the Plan. However, if you then hold less than one whole common share in the Plan, your participation in the Plan may be automatically terminated and the Plan Administrator will make a cash payment to you for the remaining fractional common share based on the then current market price.
Stock Dividends, Stock Splits and Subscription Rights
It is understood that any stock dividends or stock splits distributed by Peoples on common shares held by the Plan Administrator for a participant will be credited to the participant’s Plan account. This will include all whole and fractional common shares.
In the event that Peoples makes available to its shareholders any rights to subscribe for additional common shares, the rights to subscribe will be based on any common shares held in and outside of the Plan. Any new common shares distributed by Peoples resulting from the exercise of the rights will be issued directly to each participant.
Dividend and Voting Rights
Dividend and voting rights related to common shares purchased under the Plan commence upon settlement of the transaction. Common shares purchased on or within two business days prior to a dividend record date are considered “ex-dividend” and therefore not entitled to payment of that dividend.
Participants in the Plan will receive voting materials and have the sole right to vote the Peoples common shares held for them in the Plan. In the event a participant does not provide direction for voting, the Plan common shares will not be voted.
Each participant is encouraged to read the voting materials received carefully. Votes may be submitted online, by telephone or by returning a signed, dated proxy card. A participant’s common shares will be voted in accordance with the most recently submitted voting instructions.
How to Withdraw from the Plan
You may terminate your participation in the Plan at any time by completing and returning a Transaction Request Form or by sending a written request to the Plan Administrator that includes the name of the Plan ‑‑ Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan ‑‑ and your account number. If you have previously established automated privileges, you can terminate your participation in the Plan online at shareowneronline.com, by telephone or by contacting the Plan Administrator. If you have authorized automatic monthly withdrawals, the Plan Administrator must receive your request at least 15 business days before the next scheduled purchase date to ensure that the request is effective for that purchase date. If your request to withdraw from the Plan is received on or after a dividend record date, but before the dividend payment date, your withdrawal will be processed as soon as administratively possible, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you re-enroll in the Plan.
Upon termination of your participation in the Plan, unless you request on a Transaction Request Form that some or all of the common shares credited to your account under the Plan be sold, the Plan Administrator will convert the full common shares credited to your Plan account into direct registration and issue you a check, minus brokerage commissions and service charges, for any fractional common share. If you so request on the Transaction Request Form, the affiliated broker used by the Plan Administrator for the Plan will sell some or all of the common shares credited to your account under the Plan on your behalf. After settlement of the sale, the Plan Administrator will send you a check in the amount of the net proceeds of the sale (plus the market value of any fractional common share) and convert any whole common shares not sold into direct registration.
When submitting written instructions to the Plan Administrator, all registered shareholders must sign as their name(s) appear on their account.
After termination, you can re-enroll in the Plan online at shareowneronline.com or by submitting a new Authorization for Automatic Dividend Reinvestment Plan Form and complying with all other enrollment procedures. To minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, Peoples reserves the right to deny participation in the Plan to previous participants who Peoples or the Plan Administrator believes have been excessive in their enrollment and termination.
Death of a Participant
If you die, your account under the Plan will continue and dividends and automatic monthly withdrawals you have authorized will continue to be reinvested until the Plan Administrator receives instructions from a duly authorized representative of your estate. In addition, if the Plan Administrator is notified by your financial institution that your checking or savings account has been closed or that no more automatic withdrawals should occur, the automatic monthly withdrawals from your account will be discontinued. Please contact the Plan Administrator for additional information and assistance.
Modification and Termination of the Plan
We reserve the right to modify, suspend or terminate the Plan at any time. You will receive notice of any such action. Any such modification, suspension or termination will not affect any previously executed transactions. We also reserve the right to adopt, and from time to time change, such administrative rules and regulations as may be desirable or appropriate for the administration of the Plan.
Denial or Termination of Participation by Peoples
The Plan Administrator may terminate your participation in the Plan if you do not own at least one full common share in your name or held through the Plan. Peoples also reserves the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent Peoples deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. If your participation in the Plan is terminated, you will have all whole common shares converted to direct registration and receive a cash payment, less any applicable brokerage commissions and service charges, for any fractional common share, credited to your account as of the date of termination.
Investment Summary and Fees Associated with Participation
Summary

Minimum cash investments
Minimum one-time optional cash purchase	$100.00
Minimum recurring automatic investments	$100.00
Maximum cash investments
Maximum monthly investment	$10,000.00
Dividend reinvestment options
Reinvestment options	Full, Partial, None

Fees

Investment fees
Dividend reinvestment	Company Paid
Check investment	$3.00
One-time automatic investment	$3.50
Recurring automatic investment	$1.00
Dividend purchase trading commission per share	Company Paid
Optional cash purchase trading commission per share	Company Paid

Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00

Other fees
Share certificate issuance	Company Paid
Share certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$15.00 per year
We can change the fee structure for the Plan at any time. We will give you notice of any fee changes prior to the changes becoming effective.
For sale transactions, service charges and brokerage commissions are deducted from the sale proceeds.
Responsibility of Peoples and the Plan Administrator
In administering the Plan, none of Peoples, the Plan Administrator or any affiliated broker selected by the Plan Administrator to execute purchases and sales on behalf of Plan participants will be liable for any good faith act or good faith omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death from a duly authorized representative of the estate, (ii) with respect to the prices or times at which common shares are purchased or sold, or (iii) as to the value of the common shares acquired for participants.
The Plan Administrator is acting solely as the agent of Peoples and owes no duties, fiduciary or otherwise, to any other person by reason of the Plan, and no implied duties, fiduciary or otherwise, will be read into the status of the Plan Administrator under the Plan.
The Plan Administrator undertakes to perform such duties and only such duties as are expressly described in this prospectus to be performed by the Plan Administrator, and no implied covenants or obligations will be read into the Plan against the Plan Administrator or Peoples.
In the absence of negligence or willful misconduct on its part, the Plan Administrator, whether acting directly or through agents or attorneys, will not be liable for any action taken, suffered or omitted, or for any error of judgment made by it, in the performance of its duties under the Plan. In no event will the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator will not be required to make and will make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own. In addition, the Plan Administrator will not be obligated to take any legal action under the Plan that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.
The Plan Administrator will not be responsible or liable for any failure or delay in the performance of its obligations under the Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as administratively possible under the circumstances.
The Plan Administrator is authorized to choose a broker, including a broker affiliated with the Plan Administrator, at the Plan Administrator’s sole discretion to facilitate purchases and sales of common shares by Plan participants. The Plan Administrator will furnish the name of the broker, including any affiliated broker, utilized in common share transactions within a reasonable time upon written request from a Plan participant.
All transactions in connection with the Plan will be governed by the laws of the State of Ohio.
We cannot assure you of a profit or protect you against a loss on common shares purchased under the Plan.

Contact Information
Internet
shareowneronline.com
Available 24 hours a day, 7 days a week for access to account information and answers to many common questions and general inquiries.
To Enroll in the Plan:
For existing registered shareholders:

1.	Go to shareowneronline.com

2.	Select Sign Up Now!

3.	Enter your Authentication ID* and Account Number

*If you do not have your Authentication ID, select I do not have my Authentication ID. For security, this number is required for first time sign on.
E-Mail
Go to shareowneronline.com and select Contact Us.
Telephone
1-800-999-9867 Toll-Free
651-450-4064 outside the United States
Shareowner Relations Specialists are available Monday through Friday, from 7:00 a.m. to 7:00 p.m., Central Time.
You may also access your account information 24 hours a day, 7 days a week using our automated voice response system.

Written correspondence and deposit of certificated common shares*:
Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856
Certified and overnight delivery
Wells Fargo Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100
*If sending in a physical share certificate for deposit, see “Share Certificates Held by Participants May be Deposited into the Plan” for share certificate deposit and withdrawal information.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a brief summary of some of the principal U.S. federal income tax considerations applicable as of the date of this prospectus to participation in the Plan.
In general, participants in the Plan will have the same U.S. federal income tax consequences with respect to dividends as shareholders not participating in the Plan. You will be treated for U.S. federal income tax purposes as having received on each dividend payment date with respect to common shares held for you, a dividend equal to the full amount of the cash dividends payable on both the common shares registered in your own name and the common shares held through the Plan, even though the amount of dividends reinvested is not actually received in cash but is instead applied to the purchase of common shares for your account under the Plan. In addition, the Internal Revenue Service has ruled that the amount of brokerage commissions paid by us on your behalf (where Plan common shares are purchased on the open market) is to be treated as a distribution to you which is subject to income tax in the same manner as dividends. The sum of those amounts becomes your cost basis for those common shares.
Each participant who makes an Optional Cash Investment under the Plan will not be treated for federal income tax purposes as having received income by virtue of the purchase of the common shares with the Optional Cash Investment. Your Optional Cash Investment will be made on an “after-tax” basis; therefore, the amount of any such Optional Cash Investment will not be deducted or excluded from your compensation or other income otherwise paid by Peoples. Your cost basis in any common shares purchased with Optional Cash Investments will be the cost of such common shares, including any brokerage commissions paid by Peoples on your behalf.
The Plan Administrator and Peoples assume that each participant will use the first-in, first-out (FIFO) method when determining the tax basis of any common shares sold. Participants may designate their preference for a different method of determining the tax basis of common shares by identifying this preference in writing to the Plan Administrator. Participants may designate their preference for specific identification cost basis at any time.
Your account statement under the Plan will show the price per share to you of common shares purchased with reinvested dividends and/or Optional Cash Investments. That price, which will include the brokerage commissions paid by us on your behalf in connection with the purchase under the Plan of our common shares, is the federal income tax cost basis to you of common shares acquired under the Plan. Your Plan account statement will also show the date on which the common shares purchased under the Plan were credited to your account. Your holding period for common shares purchased under the Plan generally will begin on the date following the date on which those common shares are credited to your Plan account.
Information forms (Forms 1099-DIV) will be mailed to Plan participants each year and will set forth the taxable dividends and brokerage commissions reportable for U.S. federal income tax purposes. These dividends and brokerage commissions must be reported on your federal income tax return.
Reinvested dividends are not subject to withholding unless (i) you fail to give your social security or tax identification number to us, (ii) the Internal Revenue Service notifies us that you are subject to tax withholding or (iii) you fail to certify, under penalties of perjury, that you are not subject to backup withholding if such certification is required. If you are a shareholder whose dividends are subject to tax withholding, we will apply toward the purchase of common shares under the Plan an amount equal to the dividends being reinvested less the amount of tax required to be withheld. Your account statement under the Plan will indicate the amount of tax withheld.
A foreign person (nonresident alien individual or foreign entity) is subject to tax withholding at a 30% rate on the gross amount of certain payments of U.S. source income (including dividends), unless the beneficial owner of the payment is entitled to a reduced rate of, or exemption from, withholding tax under an income tax treaty. Foreign entity owned accounts may also be subject to 30% withholding on all applicable U.S. sourced income (including dividends) as required by the Foreign Account Tax Compliance Act (“FATCA”). Gross proceeds received from the sale, maturity or exchange of securities that can produce U.S. sourced dividends or interest will also be subject to potential FATCA withholding effective on January 1, 2017. Foreign persons should consult with their tax advisors or counsel as to which tax certification form they are required to provide and for more specific information regarding the withholding requirements under Chapters 3 and 4 (FATCA) of the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Internal Revenue Code”).
You will not recognize any taxable income upon receipt of a physical share certificate for whole common shares credited to your account under the Plan, whether upon request for such a share certificate, upon termination of your participation in the Plan or upon termination of the Plan. In addition, you will not recognize any taxable income upon conversion of whole common shares credited to your account under the Plan into direct registration. However, you may recognize a gain or loss upon receipt of a cash payment for whole common shares or a fractional common share credited to your account under the Plan when that account is terminated by you, when common shares credited to your account under the Plan are sold or when the Plan is terminated. A gain or loss may also be recognized upon your disposition of the common shares received from the Plan. The amount of any such gain or loss will be the difference between the amount received for the whole or fractional common shares and the cost basis of the common shares. Generally, gain or loss recognized on the disposition of common shares acquired under the Plan will be treated for U.S. federal income tax purposes as a capital gain or loss and will be long-term capital gain or loss if, as of the date of such disposition, the holding period with respect to the common shares sold exceeds one year.
The discussion above is based on the U.S. Internal Revenue Code, U.S. Treasury Regulations, administrative rulings and court decisions, as in effect on the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of your participation in the Plan. For example, it does not address any state, local or foreign tax consequences of your participation in the Plan.
You should consult your personal tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of common shares under the Plan, your cost basis and holding period for common shares acquired under the Plan, the potential application of the “wash sale” rules and the character, amount and tax treatment of any gain or loss realized on the disposition of common shares.
ANY FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY REGULATIONS.
USE OF PROCEEDS
We do not know either the number of common shares that will ultimately be sold under the Plan or the prices at which such common shares will be sold. In addition, although it is anticipated that most of the common shares purchased for participants under the Plan will be purchased from us, we may choose, in our sole discretion, to have common shares purchased for participants in the Plan in the open market. We propose to use the net proceeds from the sale of any common shares purchased from us for general corporate purposes. However, we are unable to estimate the amount of any such net proceeds that will be devoted to any specific purposes.
REPORTS TO SHAREHOLDERS
Our shareholders receive annual reports containing audited consolidated financial statements with the reports of our independent registered public accounting firm. Shareholders also receive quarterly reports containing unaudited interim consolidated financial statements and other information.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under Section 1701.13(E) of the Ohio Revised Code, directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by them to the extent they are successful in defense of any action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such action, suit or proceeding. A director, officer, employee or agent is entitled to such indemnification if such individual’s success is “on the merits or otherwise.” Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses (including attorneys’ fees) by the corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the directors agree to reasonably cooperate with the corporation concerning the action, suit or proceeding and to repay the amount advanced if it is proved by clear and convincing evidence that the directors’ action or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
Section 1701.13(E) of the Ohio Revised Code permits a corporation to indemnify directors, officers, employees or agents of the corporation in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in actions, suits or proceedings, other than derivative actions, if the indemnitee has acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Such indemnification is permitted against expenses (including attorneys’ fees) as well as judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee.
An Ohio corporation may also provide indemnification in derivative actions for attorneys’ fees and expenses actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of such actions or suits. The corporation may not indemnify a director, officer, employee or agent in such actions or suits for attorneys’ fees and expenses if such individual is adjudged to be liable for negligence or misconduct in the performance of such individual’s duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, such individual is fairly and reasonably entitled to indemnity.
Section 1701.13(E) of the Ohio Revised Code states that the indemnification provided thereby is not exclusive of any other rights granted to those individuals seeking indemnification under the articles, the regulations, any agreement, a vote of the shareholders or disinterested directors, or otherwise.
Section 1701.13(E) of the Ohio Revised Code grants express power to an Ohio corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self‑insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.
Our Code of Regulations provides for broader indemnification than specifically afforded under Section 1701.13(E) of the Ohio Revised Code. Our Code of Regulations provides that we must indemnify officers and directors against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that any such individual is or was a director, officer, employee or agent of Peoples or is or was serving at our request as a director, trustee, officer, employee or agent of another corporation or other entity so long as such individual’s act or omission was in good faith and in a manner the individual reasonably believed to be in, or not opposed to, the best interests of Peoples, and with respect to any criminal matter, such individual had no reasonable cause to believe such individual’s conduct was unlawful. Our Code of Regulations forbids us from indemnifying an officer or director if such individual is adjudged to be liable for an act or omission occasioned by such individual’s reckless disregard for the best interests of Peoples or misconduct (other than negligence) in the performance of the individual’s duty to Peoples, unless and only to the extent a court, in view of all the circumstances, concludes that such individual is fairly and reasonably entitled to such indemnity as the court deems proper.
Our Code of Regulations states that the indemnification provided thereby is not exclusive of any other rights to which any individual seeking indemnification may be entitled. Additionally, the Code of Regulations provides that we may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples, or who is or was serving another entity at our request, against any liability asserted against such individual or incurred by such individual in such capacity, or arising out of such individual’s status as such, whether or not we would have the obligation or power to indemnify such individual under the Code of Regulations. The Code of Regulations also authorizes us to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any individual who is or was a director, officer, employee or agent of Peoples or who is serving or has served another entity at our request.

Peoples maintains, and in the future may continue to maintain, insurance policies under which present or former directors or officers of Peoples are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Peoples.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Peoples pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
PLAN OF DISTRIBUTION
At our discretion, common shares purchased for participants under the Plan may be purchased directly from us or purchased through open market transactions. Presently, there are no brokerage commissions to be paid by participants for purchasing common shares through the Plan, whether through dividend reinvestment or Optional Cash Investments. Please see “How Common Shares are Purchased for the Plan,” “Costs of Participation” and “Investment Summary and Fees Associated with Participation” for more information.
Subject to the availability of common shares registered with the SEC for issuance under the Plan, there is no total maximum number of common shares that can be issued under the Plan pursuant to the reinvestment of dividends or Optional Cash Investments. Our common shares may not be available for purchase under the Plan in all jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our common shares in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.
LEGAL MATTERS
Legal matters regarding the common shares offered under the Plan have been passed upon by the firm of Vorys, Sater, Seymour and Pease LLP.
EXPERTS
The consolidated financial statements of Peoples appearing in Peoples’ Annual Report (Form 10-K) for the year ended December 31, 2015, and the effectiveness of Peoples’ internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated or superseded by information contained in or incorporated by reference in this prospectus.
We incorporate by reference the following documents that we have filed with the SEC under the Exchange Act, except as noted below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed on April 28, 2016;

•
our Current Reports on Form 8‑K filed/furnished on January 4, 2016, January 29, 2016, February 2, 2016, February 9, 2016, March 8, 2016, March 29, 2016, April 26, 2016, April 29, 2016, May 10, 2016 and May 20, 2016;

•	the definitive proxy statement for our 2016 Annual Meeting of Shareholders, filed on March 16, 2016; and

•
the description of our common shares contained in the section captioned “DESCRIPTION OF CAPITAL STOCK” of the prospectus which forms a part of our Registration Statement on Form S‑3 (SEC Registration No. 333‑206322) filed with the SEC on August 12, 2015; together with any subsequent registration statement or report filed for the purpose of updating such description.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus and prior to the completion or termination of the offering of the common shares offered by this prospectus:

•	any reports filed pursuant to Section 13(a) or Section 13(c) of the Exchange Act;

•	any document filed pursuant to Section 14 of the Exchange Act; and

•	any reports filed pursuant to Section 15(d) of the Exchange Act.

Pursuant to General Instruction B of Form 8-K, any information furnished pursuant to “Item 2.02. Results of Operations and Financial Condition” or “Item 7.01. Regulation FD Disclosure” of Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and we are not incorporating by reference any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K into this prospectus.
We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents). Requests should be directed to: Peoples Bancorp Inc., 138 Putnam Street, Marietta, Ohio 45750, Attention: M. Ryan Kirkham, Esq., Senior Vice President/General Counsel, telephone number (740) 376-7574.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and reporting requirements of the Exchange Act under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, proxy statements and other information that we file with the SEC are available to the public from the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our website at http://www.peoplesbancorp.com. The information on the SEC website and on our website is not a part of this prospectus. You may also read and copy any documents we file with the SEC by visiting the SEC’s Public Reference Room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1‑800‑SEC‑0330 for information on the operation of the Public Reference Room.
We have filed the Registration Statement, of which this prospectus is a part, to register with the SEC the common shares to be offered for purchase by participants in the Plan. As permitted by SEC rules, this prospectus does not contain all of the information included in the Registration Statement or the exhibits to the Registration Statement. You should refer to the Registration Statement and the documents filed or incorporated by reference as exhibits to the Registration Statement for more information about us and our common shares.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses payable by Peoples Bancorp Inc. (the “Registrant”) in connection with the issuance and distribution of the securities registered hereunder (excluding any underwriting discounts and commissions). All of the amounts shown are estimates, except for the registration fee paid to the Securities and Exchange Commission (the “SEC”).

SEC registration fee	$1,090
Printing costs	$1,000
Legal fees and expenses	$12,000
Accounting fees and expenses	$5,000
Miscellaneous	$1,500

Total	$20,590

Item 15. Indemnification of Directors and Officers.
(a)    Ohio General Corporation Law
Division (E) of Section 1701.13 of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Division (E) of Section 1701.13 provides:
(E)(1)    A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.
(2)    A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:
(a)    Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
(b)    Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.
(3)    To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4)    Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:
(a)    By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;
(b)    If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;
(c)    By the shareholders;
(d)    By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.
Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, the person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
(5)(a)    Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:
(i)    Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;
(ii)    Reasonably cooperate with the corporation concerning the action, suit, or proceeding.
(b)    Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.
(6)    The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes the elimination or impairment after the act or omission has occurred.
(7)    A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8)    The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).
(9)    As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.
(b)    Peoples Bancorp Inc. Code of Regulations
Our Code of Regulations contains the following provisions with respect to the indemnification of directors and officers:
ARTICLE FIVE
INDEMNIFICATION AND INSURANCE
Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.
Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:
(A)    the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and
(B)    the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.
Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.
Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Washington County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.
Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:
(A)    if it shall ultimately be determined as provided in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or
(B)    if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.
Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.
Section 5.08. Certain Definitions. For purposes of this Article Five, and as examples and not by way of limitation:
(A)    A person claiming indemnification under this Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and
(B)    References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” within the meaning of that term as used in this Article Five.
Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Washington County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Washington County, Ohio in any such action, suit or proceeding.
(c)    Insurance
Peoples maintains, and in the future may continue to maintain, insurance policies under which present or former directors and officers of Peoples are insured, within the limits and subject to the limitations of such policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Peoples.
Item 16. Exhibits.

Exhibit No.	Description of Exhibit
4.1(a)
Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on May 3, 1993) (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form 8-B of Peoples Bancorp Inc. (“Peoples”) filed July 20, 1993 (File No. 0‑16772)).

4.1(b)
Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 22, 1994) (Incorporated herein by reference to Exhibit 3(a)(2) to Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-16772) (“Peoples’ 1997 Form 10-K”)).

4.1(c)
Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 9, 1996) (Incorporated herein by reference to Exhibit 3(a)(3) to Peoples’ 1997 Form 10-K).

4.1(d)
Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 23, 2003) (Incorporated herein by reference to Exhibit 3(a) to Peoples’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 0-16772) (“Peoples’ March 31, 2003 Form 10-Q”)).

Exhibit No.	Description of Exhibit
4.1(e)
Certificate of Amendment by Shareholders to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on January 22, 2009) (Incorporated herein by reference to Exhibit 3.1 to Peoples’ Current Report on Form 8-K dated and filed on January 23, 2009 (File No. 0-16772)).

4.1(f)
Certificate of Amendment by Directors to Articles filed with the Ohio Secretary of State on January 28, 2009, evidencing adoption of amendments by the Board of Directors of Peoples Bancorp Inc. to Article FOURTH of Amended Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Peoples Bancorp Inc. (Incorporated herein by reference to Exhibit 3.1 to Peoples’ Current Report on Form 8-K dated and filed on February 2, 2009 (File No. 0-16772)).

4.1(g)
Amended Articles of Incorporation of Peoples Bancorp Inc. (reflecting all amendments) [For SEC reporting compliance purposes only - not filed with Ohio Secretary of State] (Incorporated herein by reference to Exhibit 3.1(g) to Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 0-16772)).

4.2(a)	Code of Regulations of Peoples Bancorp Inc. (Incorporated herein by reference to Exhibit 3(b) to Peoples’ Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772)).
4.2(b)
Certified Resolutions Regarding Adoption of Amendments to Section 1.03, 1.04, 1.05, 1.06, 1.08, 1.10, 2.03(C), 2.07, 2.08, 2.10 and 6.02 of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 10, 2003 (Incorporated herein by reference to Exhibit 3(c) to Peoples’ March 31, 2003 Form 10-Q).

4.2(c)
Certificate regarding adoption of amendments to Sections 3.01, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08 and 3.11 of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 8, 2004 (Incorporated herein by reference to Exhibit 3(a) to Peoples’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (File No. 0-16772)).

4.2(d)
Certificate regarding adoption of amendments to Sections 2.06, 2.07, 3.01 and 3.04 of Peoples Bancorp Inc.’s Code of Regulations by the shareholders on April 13, 2006 (Incorporated herein by reference to Exhibit 3.1 to Peoples’ Current Report on Form 8-K dated and filed on April 14, 2006 (File No. 0-16722)).

4.2(e)
Certificate regarding adoption of an amendment to Section 2.01 of Peoples Bancorp Inc.’s Code of Regulations by shareholders on April 22, 2010 (Incorporated herein by reference to Exhibit 3.2(e) to Peoples’ Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarterly period ended June 30, 2010 (File No. 0-16722) (“Peoples’ June 30, 2010 Form 10-Q/A”)).

4.2(f)
Code of Regulations of Peoples Bancorp Inc. (reflecting all amendments) [For SEC reporting compliance purposes only] (Incorporated herein by reference to Exhibit 3.2(f) to Peoples’ June 30, 2010 Form 10-Q/A).

4.3(a)
Indenture, dated as of June 25, 2007, between NB&T Financial Group, Inc., as issuer, and Wilmington Trust Company, as trustee, relating to Fixed/Floating Rate Junior Subordinated Debt Securities due 2037. (Incorporated herein by reference to Exhibit 4.1(a) to Peoples’ Quarterly Report on Form 10‑Q for the quarterly period ended June 30, 2015 (File No. 0‑16772) (“Peoples’ June 30, 2015 Form 10‑Q”)).

4.3(b)
First Supplemental Indenture, dated June 5, 2015, and made to be effective as of 6:00 p.m., Eastern Standard Time, on March 6, 2015, between Wilmington Trust Company, as trustee, and Peoples Bancorp, Inc. (Incorporated herein by reference to Exhibit 4.1(b) to Peoples’ June 30, 2015 Form 10‑Q).

4.4(a)
Amended and Restated Declaration of Trust of NB&T Statutory Trust III, dated and effective as of June 25, 2007. (Incorporated herein by reference to Exhibit 4.2(a) to Peoples’ June 30, 2015 Form 10‑Q).
Note: Pursuant to the First Supplemental Indenture, dated June 5, 2015, and made to be effective as of 6:00 p.m., Eastern Standard Time, on March 6, 2015, between Wilmington Trust Company, as trustee, and Peoples Bancorp, Inc., Peoples Bancorp, Inc. succeeded to and substituted for NB&T Financial Group, Inc. as “Sponsor”.

4.4(b)
Notice of Removal of Administrators and Appointment of Replacements, dated June 5, 2015, delivered to Wilmington Trust Company by the Successor Administrators named therein and Peoples Bancorp, Inc. (Incorporated herein by reference to Exhibit 4.2(b) to Peoples’ June 30, 2015 Form 10‑Q).

Exhibit No.	Description of Exhibit
4.5
Guarantee Agreement, dated as of June 25, 2007, between NB&T Financial Group, Inc. and Wilmington Trust Company, as guarantee trustee, relating to the Capital Securities (as defined therein). (Incorporated herein by reference to Exhibit 4.3 to Peoples’ June 30, 2015 Form 10‑Q).
Note: Pursuant to the First Supplemental Indenture, dated June 5, 2015, and made to be effective as of 6:00 p.m., Eastern Standard Time, on March 6, 2015, between Wilmington Trust Company, as trustee, and Peoples Bancorp, Inc., Peoples Bancorp, Inc. succeeded to and substituted for NB&T Financial Group, Inc. as “Guarantor”.

4.6
Notice of Removal of Administrator and Appointment of Replacement, dated February 24, 2016, delivered to Wilmington Trust Company by the continuing Administrators named therein and Peoples Bancorp Inc. (Incorporated herein by reference to Exhibit 4.9 to Peoples’ Annual Report on Form 10‑K for the fiscal year ended December 31, 2015 (File No. 0‑16772)).

5.1†	Opinion of Vorys, Sater, Seymour and Pease LLP.
23.1†	Consent of Ernst & Young LLP.
23.2†	Consent of Vorys, Sater, Seymour and Pease LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).
24.1†	Powers of Attorney.
† Filed herewith.
99.1†	Authorization for Automatic Dividend Reinvestment Plan Form for participants in Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan.
† Filed herewith.

Item 17. Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)    That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
[Remainder of page intentionally left blank; signature page follows.]

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on May 26, 2016.

PEOPLES BANCORP INC.

By:	/s/ CHARLES W. SULERZYSKI
Name:	Charles W. Sulerzyski
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 26, 2016.

Signatures	Title

/s/ CHARLES W. SULERZYSKI	President, Chief Executive Officer and Director
Charles W. Sulerzyski
/s/ JOHN C. ROGERS	Executive Vice President, Chief Financial Officer
John C. Rogers	and Treasurer (Principal Financial and Accounting Officer)
/s/ TARA M. ABRAHAM*	Director
Tara M. Abraham
/s/ CARL L. BAKER, JR.*	Director
Carl L. Baker, Jr.
/s/ S. CRAIG BEAM*	Director
S. Craig Beam
/s/ GEORGE W. BROUGHTON*	Director
George W. Broughton
/s/ DAVID F. DIERKER*	Director
David F. Dierker
/s/ JAMES S. HUGGINS*	Director
James S. Huggins
/s/ BROOKE W. JAMES*	Director
Brooke W. James
/s/ BRENDA F. JONES, M.D.*	Director
Brenda F. Jones, M.D.
/s/ DAVID L. MEAD*	Chairman of the Board and Director
David L. Mead
/s/ SUSAN D. RECTOR*	Director
Susan D. Rector
/s/ THOMAS J. WOLF*	Director
Thomas J. Wolf

*
The above-named directors of the Registrant sign this Registration Statement on Form S-3 by Charles W. Sulerzyski, their attorney-in-fact, pursuant to Powers of Attorney signed by the above-named directors, which Powers of Attorney are filed with this Registration Statement on Form S‑3 as exhibits, in the capacities indicated and on the 26th day of May, 2016.

By:	/s/ CHARLES W. SULERZYSKI
Charles W. Sulerzyski
President and Chief Executive Officer
Attorney-in-Fact

May 26, 2016

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1(a)
Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on May 3, 1993) (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form 8-B of Peoples Bancorp Inc. (“Peoples”) filed July 20, 1993 (File No. 0‑16772)).

4.1(b)
Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 22, 1994) (Incorporated herein by reference to Exhibit 3(a)(2) to Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-16772) (“Peoples’ 1997 Form 10-K”)).

4.1(c)
Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 9, 1996) (Incorporated herein by reference to Exhibit 3(a)(3) to Peoples’ 1997 Form 10-K).

4.1(d)
Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on April 23, 2003) (Incorporated herein by reference to Exhibit 3(a) to Peoples’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (File No. 0-16772) (“Peoples’ March 31, 2003 Form 10-Q”)).

4.1(e)
Certificate of Amendment by Shareholders to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on January 22, 2009) (Incorporated herein by reference to Exhibit 3.1 to Peoples’ Current Report on Form 8-K dated and filed on January 23, 2009 (File No. 0-16772)).

4.1(f)
Certificate of Amendment by Directors to Articles filed with the Ohio Secretary of State on January 28, 2009, evidencing adoption of amendments by the Board of Directors of Peoples Bancorp Inc. to Article FOURTH of Amended Articles of Incorporation to establish express terms of Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value, of Peoples Bancorp Inc. (Incorporated herein by reference to Exhibit 3.1 to Peoples’ Current Report on Form 8-K dated and filed on February 2, 2009 (File No. 0-16772)).

4.1(g)
Amended Articles of Incorporation of Peoples Bancorp Inc. (reflecting all amendments) [For SEC reporting compliance purposes only - not filed with Ohio Secretary of State] (Incorporated herein by reference to Exhibit 3.1(g) to Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 0-16772)).

4.2(a)	Code of Regulations of Peoples Bancorp Inc. (Incorporated herein by reference to Exhibit 3(b) to Peoples’ Registration Statement on Form 8-B filed July 20, 1993 (File No. 0-16772)).
4.2(b)
Certified Resolutions Regarding Adoption of Amendments to Section 1.03, 1.04, 1.05, 1.06, 1.08, 1.10, 2.03(C), 2.07, 2.08, 2.10 and 6.02 of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 10, 2003 (Incorporated herein by reference to Exhibit 3(c) to Peoples’ March 31, 2003 Form 10-Q).

4.2(c)
Certificate regarding adoption of amendments to Sections 3.01, 3.03, 3.04, 3.05, 3.06, 3.07, 3.08 and 3.11 of the Code of Regulations of Peoples Bancorp Inc. by shareholders on April 8, 2004 (Incorporated herein by reference to Exhibit 3(a) to Peoples’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (File No. 0-16772)).

4.2(d)
Certificate regarding adoption of amendments to Sections 2.06, 2.07, 3.01 and 3.04 of Peoples Bancorp Inc.’s Code of Regulations by the shareholders on April 13, 2006 (Incorporated herein by reference to Exhibit 3.1 to Peoples’ Current Report on Form 8-K dated and filed on April 14, 2006 (File No. 0-16722)).

4.2(e)
Certificate regarding adoption of an amendment to Section 2.01 of Peoples Bancorp Inc.’s Code of Regulations by shareholders on April 22, 2010 (Incorporated herein by reference to Exhibit 3.2(e) to Peoples’ Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarterly period ended June 30, 2010 (File No. 0-16722) (“Peoples’ June 30, 2010 Form 10-Q/A”)).

4.2(f)
Code of Regulations of Peoples Bancorp Inc. (reflecting all amendments) [For SEC reporting compliance purposes only] (Incorporated herein by reference to Exhibit 3.2(f) to Peoples’ June 30, 2010 Form 10-Q/A).

4.3(a)
Indenture, dated as of June 25, 2007, between NB&T Financial Group, Inc., as issuer, and Wilmington Trust Company, as trustee, relating to Fixed/Floating Rate Junior Subordinated Debt Securities due 2037. (Incorporated herein by reference to Exhibit 4.1(a) to Peoples’ Quarterly Report on Form 10‑Q for the quarterly period ended June 30, 2015 (File No. 0‑16772) (“Peoples’ June 30, 2015 Form 10‑Q”)).

E-1

Exhibit No.	Description of Exhibit
4.3(b)
First Supplemental Indenture, dated June 5, 2015, and made to be effective as of 6:00 p.m., Eastern Standard Time, on March 6, 2015, between Wilmington Trust Company, as trustee, and Peoples Bancorp, Inc. (Incorporated herein by reference to Exhibit 4.1(b) to Peoples’ June 30, 2015 Form 10‑Q).

4.4(a)
Amended and Restated Declaration of Trust of NB&T Statutory Trust III, dated and effective as of June 25, 2007. (Incorporated herein by reference to Exhibit 4.2(a) to Peoples’ June 30, 2015 Form 10‑Q).
Note: Pursuant to the First Supplemental Indenture, dated June 5, 2015, and made to be effective as of 6:00 p.m., Eastern Standard Time, on March 6, 2015, between Wilmington Trust Company, as trustee, and Peoples Bancorp, Inc., Peoples Bancorp, Inc. succeeded to and substituted for NB&T Financial Group, Inc. as “Sponsor”.

4.4(b)
Notice of Removal of Administrators and Appointment of Replacements, dated June 5, 2015, delivered to Wilmington Trust Company by the Successor Administrators named therein and Peoples Bancorp, Inc. (Incorporated herein by reference to Exhibit 4.2(b) to Peoples’ June 30, 2015 Form 10‑Q).

4.5
Guarantee Agreement, dated as of June 25, 2007, between NB&T Financial Group, Inc. and Wilmington Trust Company, as guarantee trustee, relating to the Capital Securities (as defined therein). (Incorporated herein by reference to Exhibit 4.3 to Peoples’ June 30, 2015 Form 10‑Q).
Note: Pursuant to the First Supplemental Indenture, dated June 5, 2015, and made to be effective as of 6:00 p.m., Eastern Standard Time, on March 6, 2015, between Wilmington Trust Company, as trustee, and Peoples Bancorp, Inc., Peoples Bancorp, Inc. succeeded to and substituted for NB&T Financial Group, Inc. as “Guarantor”.

4.6
Notice of Removal of Administrator and Appointment of Replacement, dated February 24, 2016, delivered to Wilmington Trust Company by the continuing Administrators named therein and Peoples Bancorp Inc. (Incorporated herein by reference to Exhibit 4.9 to Peoples’ Annual Report on Form 10‑K for the fiscal year ended December 31, 2015 (File No. 0‑16772)).

5.1†	Opinion of Vorys, Sater, Seymour and Pease LLP.
23.1†	Consent of Ernst & Young LLP.
23.2†	Consent of Vorys, Sater, Seymour and Pease LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).
24.1†	Powers of Attorney.
† Filed herewith.
99.1†	Authorization for Automatic Dividend Reinvestment Plan Form for participants in Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan.
† Filed herewith.

E-2